Important Additional Information MPC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MPC shareholders in connection with the matters to be considered at MPC’s 2017 Annual Meeting. MPC intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from MPC shareholders. MPC shareholders are encouraged to read any such proxy statement and accompanying white proxy card when they become available as they will contain important information. Information regarding the ownership of MPC’s directors and executive officers in MPC shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with MPC’s 2017 Annual Meeting. Information can also be found in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, filed with the SEC, and Current Report on Form 8-K filed with the SEC on Oct. 5, 2016. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MPC with the SEC for no charge on the SEC website, MPC’s website at http://ir.marathonpetroleum.com or by contacting MPC’s Investor Relations office. 0

Investor Presentation November 2016

Forward‐Looking Statements This presentation contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation ("MPC") and MPLX LP ("MPLX"). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations of MPC and MPLX, including proposed strategic initiatives. You can identify forward-looking statements by words such as "anticipate," "believe," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "objective," "opportunity," "outlook," "plan," "position," "pursue," "prospective," "predict," "project," "potential," "seek," "strategy," "target," "could," "may," "should," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies' control and are difficult to predict. Factors that could cause MPC's actual results to differ materially from those implied in the forward-looking statements include: the time, costs and ability to obtain regulatory or other approvals and consents and otherwise consummate the strategic initiatives discussed herein; the satisfaction or waiver of conditions in the agreements governing the strategic initiatives discussed herein; our ability to achieve the strategic and other objectives related to the strategic initiatives discussed herein; adverse changes in laws including with respect to tax and regulatory matters; inability to agree with the MPLX conflicts committee with respect to the timing of and value attributed to assets identified for dropdown; risks described below relating to MPLX and the MPLX/MarkWest Energy Partners, L.P. ("MarkWest") merger; changes to the expected construction costs and timing of projects; continued/further volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; the effects of the lifting of the U.S. crude oil export ban; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; MPC's ability to successfully implement growth opportunities; modifications to MPLX earnings and distribution growth objectives; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; changes to MPC's capital budget; other risk factors inherent to MPC's industry; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10- K for the year ended Dec. 31, 2015, filed with Securities and Exchange Commission (SEC). Factors that could cause MPLX's actual results to differ materially from those implied in the forward-looking statements include: negative capital market conditions, including a persistence or increase of the current yield on common units, which is higher than historical yields, adversely affecting MPLX's ability to meet its distribution growth guidance; risk that the synergies from the acquisition of MarkWest by MPLX may not be fully realized or may take longer to realize than expected; disruption from the MPLX/MarkWest merger making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of MarkWest; the time, costs and ability to obtain regulatory or other approvals and consents and otherwise consummate the strategic initiatives discussed herein and other proposed transactions; the satisfaction or waiver of conditions in the agreements governing the strategic initiatives discussed herein and other proposed transactions; our ability to achieve the strategic and other objectives related to the strategic initiatives discussed herein and other proposed transactions; adverse changes in laws including with respect to tax and regulatory matters; inability to agree with respect to the timing of and value attributed to assets identified for dropdown; the adequacy of MPLX's capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions, and the ability to successfully execute its business plans and growth strategy; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; continued/further volatility in and/or degradation of market and industry conditions; changes to the expected construction costs and timing of projects; completion of midstream infrastructure by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC's obligations under MPLX's commercial agreements; modifications to earnings and distribution growth objectives; the level of support from MPC, including dropdowns, alternative financing arrangements, taking equity units, and other methods of sponsor support, as a result of the capital allocation needs of the enterprise as a whole and its ability to provide support on commercially reasonable terms; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations and/or enforcement actions initiated thereunder; changes to MPLX's capital budget; other risk factors inherent to MPLX's industry; and the factors set forth under the heading "Risk Factors" in MPLX's Annual Report on Form 10-K for the year ended Dec. 31, 2015, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC. In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here, in MPC's Form 10-K or in MPLX's Form 10-K or Form 10-Q could also have material adverse effects on forward- looking statements. Copies of MPC's Form 10-K are available on the SEC website, MPC's website at http://ir.marathonpetroleum.com or by contacting MPC's Investor Relations office. Copies of MPLX's Form 10-K and Form 10-Q are available on the SEC website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Non-GAAP Financial Measures EBITDA and Adjusted EBITDA are non-GAAP financial measures provided in this presentation. EBITDA and Adjusted EBITDA reconciliations to the nearest GAAP financial measure are included in the Appendix to this presentation. EBITDA and Adjusted EBITDA are not defined by GAAP and should not be considered in isolation or as an alternative to net income attributable to MPC or MPLX or other financial measures prepared in accordance with GAAP. The EBITDA forecasts related to certain projects were determined on an EBITDA-only basis. Accordingly, information related to the elements of net income, including tax and interest, are not available and, therefore, reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures have not been provided. 2

Agenda  Performance and total shareholder return  Strategic actions to enhance shareholder value  Fundamentals of MPC’s business and the industry  MPC’s strategic transformation and operational performance  Current strategy and portfolio mix  Governance and Board of Directors strategy 3

Delivering for Investors 4 Returned 45% of Current Market Cap and Have Grown Scale, Diversification & Quality of Assets Scale, Diversity and Stability of Cash Flow Increased our refining capacity in the geographically critical U.S. Gulf Coast region Doubled Speedway’s retail footprint Expanded into midstream natural gas liquids business stable cash flow Tripled Provided Significant Returns to Our Shareholders Returned ~$10 to shareholders As of September 30, 2016 See appendix for legend Since Spin: billion

27% 27% 26% 20% 87% 8% 5% Creating a More Diversified Portfolio 5 2011 EBITDA Speedway R&M Speedway Midstream(a) R&M(b) 3Q 2016 LTM EBITDA Midstream R&M MLP-Eligible(c) (a)Includes MarkWest EBITDA post merger Dec 4, 2015 (b)Excludes estimated EBITDA from MLP-eligible assets (c)Represents estimated EBITDA of ~$1.3 B from MLP-eligible assets in the R&M segment

$10 $20 $30 $40 $50 $60 $70 $/ Sh ar e Performance and Total Shareholder Return 6 2011 2012 2013 2014 2015 2016 TSR: Since Spin-Off TSR: Last Three Years Dividend Increases Source: FactSet as of October 31, 2016 Note: All Values adjusted for stock split in 2Q 2015 (1) Peer Group represents average TSR of BP, Chevron, ExxonMobil, HollyFrontier, Phillips 66, Royal Dutch Shell, Tesoro and Valero (2) Refining Peers represents average TSR of HollyFrontier, PBF Energy, Phillips 66, Tesoro and Valero 31.1% 22.5% 27.0% 28.9% MPC Peer Group Refining Peers S&P 500 139.2% 96.0% 131.0% 80.5% MPC Peer Group Refining Peers S&P 500 (1) (2) (1) (2)

0 50 100 150 200 250 300 350 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 $ M M $/ S h a re Dividend History Dividend per Share Total Dividends Paid per Quarter +25% $0.125 $0.10 +40% $0.175 +20% $0.21 +19% $0.25 +28% $0.32 7 Balanced Approach to Returning Capital and Investment since July 2011 *Represents cash capital expenditures, acquisitions, investments and contingent consideration. Reflects activities from July 1, 2011 to September 30, 2016  Strategic investments providing long-term stable cash flows  $7.4 B returned to shareholders through repurchases, representing 28% of shares outstanding  Six dividend increases resulting in a 28% CAGR Capital Return Investing in the Business* $10.1 B $16.3 B +13% $0.36

Strategic Plan to Enhance Shareholder Value  Aggressive dropdown strategy* – MPC plans to offer assets with ~$350 million of annual EBITDA to MPLX by the end of 2017, including ~$235 million by the end of Q1 2017 – Following these initial dropdowns and as soon as practicable, MPC expects to offer its remaining MLP-eligible annual EBITDA of ~ $1billion to MPLX by the end of 2019  Evaluate strategic opportunities to highlight and capture the value of MPC’s general partner interest in MPLX and optimize the partnership’s cost of capital  Review of segment reporting – Largely focused on the assets and earnings associated with our future dropdown strategy that are currently reported in the refining and marketing segment 8 *Subject to market and other conditions and pending requisite approvals

Positive Market Fundamentals  Gasoline demand continues to be strong – Growth has accelerated domestically and internationally with low prices  Distillate demand expected to be strong long term – As gasoline demand is impacted by CAFE standards, global distillate demand is expected to be greater than gasoline – International bunker specifications are expected to increase demand for distillate  Continued strong U.S. refined product exports – U.S. refineries have cost advantages and are more complex  Heavy and sour crude oil differentials remain favorable  Crude differentials expected to improve as commodity prices strengthen  Frac spread and NGL prices expected to strengthen – Increased LPG export capacity supports propane and butane prices – Increased ethane demand as ethane cracker projects come online from 2017-2021 9

Refining & Marketing Segment Transformation


MPC spinoff
from Marathon Oil Corp.
DHOUP
(Detroit Heavy Oil Upgrade Project)
Galveston Bay Refinery
acquisition from BP
Condensate Splitter Investments
Canton & Catlettsburg Refineries
Light Crude Processing
Robinson Refinery
2011
2012
2013
2014
2015
2016

- Increased crude oil refining capacity by ~700 MBPCD with Galveston Bay acquisition and investments at existing facilities
- Completed refining margin-enhancing projects, focused on increasing exports, light crude and condensate processing capabilities and distillate production
- Increased refined product exports by 4x
- Expanded Marathon Brand marketing operations by ~400 outlets to ~5,400

10

Source: Company Reports -5 0 5 10 15 20 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 $ /BB L MPC’s Rank MPC’s Rank during periods of strong West Coast margins** Companies Ranked*** *Adjusted domestic operating income per barrel of crude oil throughput **West Coast crack exceeded blended USGC/Chicago crack by >$15/bbl ***Current companies ranked: BP, CVX, HFC, MPC, PBF, PSX, TSO, VLO, XOM Consistent Top Tier Profitability 11 Focus on Midwest and Gulf Coast a through cycle benefit 11 12 11 9 10 9 8 9 9 8 10 8 8 8 8 8 8 9 Preliminary June YTD 9 Operating Income Per Barrel of Crude Throughput* 6 4 3 3 2 1 2 3 7 2 1 5 3 1 3 1 2 2 3 Competitor Range

Strong Operational Performance and Responsible Corporate Leadership 12

Speedway Segment Transformation



MPC spinoff
from Marathon Oil Corp.
Acquisitions:
Gas City, Road Ranger, GasAmerica
Expansion into new markets:
Pennsylvania and Tennessee
Hess Retail
acquisition
Travel Plaza JV
2011
2012
2013
2014
2015
2016

- Doubled retail locations count to ~2,770, expanding to the East Coast and Southeast markets
- Expanded presence to Pennsylvania and Tennessee
- Completed conversion of Hess stores ahead of schedule with ~$150 MM in synergies recognized in 2015, expected to grow to ~$225 MM in 2017
- Speedy Rewards program expanded to >5.6 MM active members*

*12 month rolling average as of September 30, 2016

13

Speedway - Top tier Performer in Convenience Store Industry 14 0 10 20 30 40 Speedway Sunoco Casey's CST Couche-Tard Murphy USA Delek Alon USA Western Refining $ M /S tore/M o nt h EBITDA 0 25 50 75 100 Sunoco Speedway CST Casey's Couche-Tard Murphy USA Western Refining Delek Alon USA $ M /Sto re /M o nt h Total Margin Light Product Merchandise Speedway Light Product Speedway Merchandise Source: 2015 Company Reports  Generates predictable, stable cash flows  #1 in EBITDA/store/month vs. public peers

Midstream Segment Transformation


MPC spinoff
from Marathon Oil Corp.
Initial Public Offering
of MPLX LP
Cornerstone Pipeline
& Utica build-out
organic growth project
MarkWest
merger
Bakken
Pipeline System
investment announcement*
2011
2012
2013
2014
2015
2016

- Formed MPLX and accelerated growth strategy creating a large-cap, diversified MLP
- Premier footprint of crude oil and refined products pipelines and terminals
- Acquired premier position in prolific Marcellus/Utica region with MarkWest merger
- Commenced operations of Cornerstone Pipeline, the first step of MPLX's long term pipeline investment program, an industry solution to transport condensate, natural gasoline, butane and diluent out of the Northeast
- Expect to invest in the Bakken Pipeline system as a direct MPLX investment*

*Subject to close

15

3 8 13 18 23 28 55 56 57 58 59 60 61 62 63 64 65 Jul-10 Jul-11 Jul-12 Jul-13 Jul-14 Jul-15 MPLX’s Robust Growth Opportunities Creates Significant Long Term Value  Premier assets in highly productive resource plays  Strong base business with robust organic growth opportunities  MLP-qualifying assets of ~$1.4 B at MPC  Significant commercial synergies and opportunities across value chain  Long term integrated relationships with producer customers  Attractive distribution growth profile over the long term R e st o f U .S . – Bi lli o n Cu b ic F ee t pe r D ay ( Bcf/d ) Note: Wellhead gas production (before flaring and NGL extraction) Sources: As of July 28, 2016. Bloomberg (PointLogic Energy Estimates), BENTEK, MPLX LP M arc ellus & Utica – Bi llio n Cu b ic F eet p er Da y (B cf/d ) Marcellus & Utica account for over 20% of total U.S. Gas Supply Marcellus & Utica Rest of U.S. 16

Our Priorities for Value Creation How We Get There Balance capital returns with value-enhancing investments Enhance margins for our refinery operations  Return free cash flow to shareholders through strong and growing base dividend and share repurchases  Disciplined approach to capital investment  Optimize Galveston Bay and Texas City operations  Increase distillate production  Increase export capacity  Increase margins through process improvements  Grow MPLX distributions  Grow Speedway EBITDA beyond $1.0 B Maintain top tier safety and environmental performance  Continued focus on safety and environmental stewardship – license to operate Strategic Objective Grow higher valued and stable cash-flow businesses 17

Board Snapshot

Board's Diverse Skillset Supports Strategy

Director Skills and Experience Summary

	Tenure	CEO	Break-Up	Finance	Industry Expertise	Gov't / Regulatory
Gary R. Heminger	15*/5	★	★		★	
David A. Daberko *(Ind.)*	14**/5	★	★	★		
Abdulaziz F. Alkhayyal *(Ind.)*	***				★	
Evan Bayh *(Ind.)*	5		★			★
Charles E. Bunch *(Ind.)*	1	★	★		★	
Steven A. Davis *(Ind.)*	3	★			★	
Donna A. James *(Ind.)*	5			★		
James B. Rohr *(Ind.)*	3	★	★	★		
Frank M. Semple	1	★			★	
John W. Snow *(Ind.)*	10**/5	★	★	★		★
John P. Surma *(Ind.)*	5	★	★	★	★	★

*Includes tenure as president of Marathon Petroleum Company LP prior to spin from Marathon Oil
**Includes tenure on Marathon Oil Corporation board
***Recently appointed to Board, effective Oct. 26, 2016

Director Highlights

- 9 of 11 Directors are Independent
- Average tenure of 3.5 years
- 5 new directors added since 2013, including
  - Abdulaziz Alkhayyal (2016) – adds refining industry experience
  - Frank Semple (2015) – adds to midstream industry experience
  - Charles Bunch (2015) – adds large cap manufacturing, petroleum and financial services industry experience
- 8 of 11 Directors are current or former CEOs
- 7 of 11 Directors have experience breaking-up a company
- Diverse mix of financial, industry and government/regulatory skills
- 98% Attendance at all Board and Committee Meetings in 2015
- Mandatory retirement age for directors

18

Board Risk Management Oversight  The Board of Directors receives regular updates from board committees and management on risks; reviews strategic risks  Committees for the Board of Directors are comprised of independent, non-employee directors 19 Committee Members Functions Audit Committee Donna James (Chair) Abdulaziz Alkhayyal Evan Bayh David Daberko James Rohr John Surma Reviews financial reporting and accounting matters; monitors compliance with regulatory requirements and internal controls; reviews financial strategies and capital structure; reviews enterprise risk management process undertaken by the Company; liaises with, and annually determines the independence of, our auditor, PricewaterhouseCoopers Compensation Committee James Rohr (Chair) Charles Bunch Steven Davis Donna James John Snow Reviews compensation programs, including base compensation, incentive compensation and succession plans; reviews analysis and advice from Pay Governance LLC, our independent compensation consultant, at Committee meetings (a Pay Governance advisor attended four Committee meetings in 2015)

Corporate Governance Highlights 20  Named Independent Lead Director  All Board committee memberships restricted to independent directors  Members of the Board and committees perform self-evaluations annually and meet to review and discuss results  Independent directors meet regularly in executive session without management present  Key focal points in MPC’s director succession planning: – Business and professional experience – Integrity and judgment – Record of public service – Ability to devote sufficient time to the affairs of MPC – Diversity of backgrounds and experiences – Needs of MPC from time to time

Shareholder-Friendly Governance and Compensation Features 21  Adopted proxy access  Adopted majority voting for uncontested director elections  Strong Say-on-Pay Results – on average, we received ~95% of votes cast in support of NEO compensation since becoming a public company in 2011  Performance unit awards based on relative total shareholder return  Stock ownership requirements for executive officers  Impose additional one-year holding requirement for all shares received under incentive compensation plan  Cap annual cash bonus and performance unit payouts  Anti-hedging policy  Require double triggers for change in control payout provisions for all LTI awards  Impose claw-back provisions to both long-term and short-term incentive rewards  Limited business perquisites

Safety and Environmental Performance  Our Commitment We are committed to creating a safe work environment and strive diligently to achieve an accident-free, incident-free workplace throughout all our operations. Likewise we are committed to environmental stewardship and proactively address regulatory requirements to improve efficiency and environmental performance.  Our Performance – Industry Leader - MPC owns less than 10% of U.S. refining capacity and yet has received 75% of the U.S. EPA ENERGY STAR awards to refineries – As of 2014, we have achieved flare emission reductions of VOCs, hazardous air pollutants and GHGs by 85%, 72% and 43%, respectively – 10 of our facilities have been awarded OSHA VPP status and 11 additional locations are in various stages of the certification process – MPC is the only petroleum refiner in the U.S. that adheres to the rigorous requirements of the American Chemistry Council’s Responsible Care® program. Since joining Responsible Care® in 2002, we have reduced our OSHA recordable rate by more than 75% – We implement behavior-based safety programs throughout our operations. Safety 1 is such a program that focuses on peer-to-peer communication to correct potentially unsafe behaviors of co- workers 22

Political Engagement and Disclosure  Board Oversight Corporate political spending oversight resides with the Corporate Governance and Nominating Committee  Disclosure Peer-leading level of disclosures on MPC website: – Federal lobbying reports with the Office of the Clerk of the U.S. House of Representatives and links to state lobbying report databases – Itemized lists of corporate political contributions in an interactive map format – Itemized lists of employee-sponsored PAC contributions in an interactive map format – List of trade associations to which MPC pays annual dues of greater than $50,000 – Statements on key positions MPC has taken on important regulatory and legislative issues – Statement of philosophy and purpose that includes several embedded links, including to public sources of information 23

Fundamentals of MPC’s Business As of September 30, 2016 See appendix for legend  Fully integrated system provides optionality and flexibility  Strategically located assets  MPLX adds substantial long-term value  Top tier retail system  Focus on operational excellence  Sustained performance through all cycles  Significant contribution from stable cash- flow businesses  Disciplined, balanced approach to capital allocation and capital return 24

Appendix

MPC's Fully Integrated Downstream System



LOOP
As of September 30, 2016
Marketing Area
MPC Refineries
Light Product Terminals
MPC owned and Part-owned
Third Party
Asphalt/Heavy Oil Terminals
MPC Owned
Third Party
Water Supplied Terminals
Coastal
Inland
Pipelines
MPC Owned and Operated
MPC Interest: Operated by MPC
MPC Interest: Operated by Others
Pipelines Used by MPC
Renewable Fuels
Ethanol Facility
Biodiesel Facility
Tank Farms
Butane Cavern
MarkWest Facility
Pipelines
Barge Dock

Refining and Marketing
- Seven-plant refining system with ~1.8 MMBPCD capacity
- One biodiesel facility and interest in three ethanol facilities
- One of the largest wholesale suppliers in our market area
- One of the largest producers of asphalt in the U.S.
- ~5,400 Marathon Brand retail outlets across 19 states
- Owns/operates 61 light product terminals and 18 asphalt terminals, while utilizing third-party terminals at 120 light product and two asphalt locations
- 2,210 owned/leased railcars, 173 owned transport trucks

Speedway
- ~2,770 locations in 22 states
- Second largest U.S. owned/operated c-store chain

Midstream
- Owns, leases or has interest in ~8,400 miles of crude and refined product pipelines
- 18 owned inland waterway towboats with ~205 owned barges and 14 leased barges
- Owns/operates over 5,500 miles of gas gathering and NGL pipelines
- Owns/operates 54 gas processing plants, 13 NGL fractionation facilities and two condensate stabilization facilities

26

2016 Capital Outlook – $3.1 B* MPC – $1.9 B  Refining & Marketing, excluding Midstream – $1,045 MM  Midstream** – $440 MM  Speedway – $310 MM  Corporate & Other – $95 MM MPLX – $1.2 B  Growth $1,150 MM***  Maintenance $61 MM 22% 12% 14% 39% 10% 3% Speedway Midstream* MPLX Refining Margin Enhancement Corporate & Other Refining Sustaining Capital *Excludes pending Bakken Pipeline System investment and MPLX’s acquisition of MPC’s Marine business **Includes ~$125 MM of midstream investments included in the R&M segment. Excludes MPLX. ***Represents midpoint of MPLX capital expenditure guidance 2016 Capital Outlook $1.1 B Reduction from Initial Budget 27

Balance in Refining Network

	BPCD	NCI
Canton (Ohio)	93,000	7.8
Catlettsburg (Ky.)	273,000	9.2
Detroit (Mich.)	132,000	9.7
Robinson (Ill.)	212,000	10.5
Galveston Bay (Texas)	459,000	13.5
Texas City (Texas)	86,000	7.8
Garyville (La.)	539,000	11.2
Total	1,794,000	10.9*

The Nelson Complexity Index is a construction cost-based measurement used to describe the investment cost of a refinery in terms of the process operations being conducted. It is basically the ratio of the process investment downstream of the crude unit to the investment of the crude unit itself. This index has many limitations as an indicator of value and is not necessarily a useful tool in predicting profitability. There is no consideration for operating, maintenance or energy efficiencies and no consideration of non-process assets such as tanks, docks, etc. Likewise it does not consider the ability to take advantage of market related feedstock opportunities.

Source: MPC data as reported in the Oil & Gas Journal effective Dec. 31, 2015


Midwest Capacity
710,000 BPCD
Texas Capacity
545,000 BPCD
Louisiana Capacity
539,000 BPCD

*Weighted Average NCI

28

Accounting Treatment of Turnaround Costs MPC expenses turnaround costs and select investments – Supports immediate use of tax deduction and cash tax benefit – Represent 60%-70% of turnaround and major maintenance costs 29 Incremental EBITDA $500 MM $1,000 MM Refining Multiple 5.0x 5.0x Implied Value $2,500 MM $5,000 MM Shares Outstanding* 533 MM Implied Value per Share ~$4.70 - $9.40  Annual EBITDA impact $500 MM to $1,000 MM  Implied value per share ~$4.70 to $9.40 *As of Oct. 30, 2015

ENERGY STAR Program  ENERGY STAR labels for refining industry began in 2006  47 labels awarded during 11 labeling years  9 labels to Phillips 66/ConocoPhillips  1 label to ExxonMobil  1 label to former MPC site in St. Paul Park, Minnesota  Remaining 36 labels to MPC refineries 31 30 Operating Year ---> 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 EPA Certification Year ---> 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Canton 1 1 1 1 1 1 1 1 1 1 1 Detroit 1 1 1 1 1 1 Garyville 1 1 1 1 1 1 1 1 1 1 1 Robinson 1 1 1 Texas City 1 1 1 1 1 Conoco Phillips, Billings 1 1 1 Conoco Phillips, Lake Charles 1 Former Marathon, St Paul Park 1 Exxon/Mobil, Baton Rouge 1 Conoco Phillips, Bayway 1 Phillips 66 Company, Bayway 1 Phillips 66 Company, Ferndale 1 1 1 EPA ENERGY STAR History as of 6-15-16 Source: EPA ENERGY STAR Website

Speedway Strong and Consistent Growth 31 3,027 3,146 3,942 6,038 0 2,000 4,000 6,000 8,000 2012 2013 2014 2015 M M Ga llo n s Gasoline and Distillate Sales Volume 13.18 14.41 17.75 18.23 0.00 5.00 10.00 15.00 20.00 2012 2013 2014 2015 ¢ /Ga llo n Gasoline and Distillate Gross Margin(a) 795 825 975 1,368 3,058 3,135 3,611 4,879 25 26 27 28 29 0 2000 4000 6000 2012 2013 2014 2015 P e rc e n t $ M M Merchandise Sales/Gross Margin Merchandise Sales $ Merchandise Gross Margin $ Merchandise Gross Margin Percent (a)The price paid by consumers less the cost of refined products, including transportation, consumer excise taxes and bankcard processing fees, divided by gasoline and distillate sales volume. Excludes LCM inventory valuation charge of $25 million for 2015.

Speedway Complements MPC’s Integrated Network ~6 B gallons of light product volumes annually  MPC’s most ratable distribution channel – Allows for optimization of refining, pipeline and terminal operations – Supports midstream infrastructure build out for Marathon Brand and Wholesale sales growth – Creates various supply efficiencies, for example ethanol backhauls via transport truck  Creates supply flexibility to capture market arbitrage and minimize disruptions  Generates significant stable cash flows supporting MPC’s investment grade credit profile 32 $381 ~$1B 0 200 400 600 800 1,000 1,200 2011 3Q 2016 LTM $ M M EBITDA

About MPLX  Growth-oriented, diversified MLP with high-quality, strategically located assets with leading midstream position  Two primary businesses – Logistics & Storage includes transportation and storage of crude oil, refined products and other hydrocarbon-based products – Gathering & Processing includes gathering, processing, and transportation of natural gas and the gathering, transportation, fractionation, storage and marketing of NGLs  Investment grade credit profile with strong financial flexibility  MPC as sponsor has interests aligned with MPLX – MPLX assets are integral to MPC – Substantial portfolio of ~$1.4 B of MLP-qualifying assets 33 As of September 30, 2016 See appendix for legend

MPLX Key Investment Highlights  High standard for safety and environmental stewardship  Premier assets in highly productive resource plays  Long-term integrated relationships with our producer customers  Strategic relationship with MPC  Strong base business with robust growth opportunities – Leading development of Northeast into the next great NGL hub – Connecting midstream to downstream across hydrocarbon value chain – Expanding presence in the Southwest and USGC  Attractive distribution growth profile over the long term – Expect 12-15% distribution growth in 2016; forecast 2017 distribution growth rate of 12-15% and double-digit growth in 2018 34

MPLX and MPC are Aligned



MPLX Organizational Structure
Marathon Petroleum Corporation and Affiliates (NYSE: MPC)
100% interest
22% LP interest
Public
Preferred
Common
Class B
MPLX GP LLC (our General Partner)
2% GP interest
MPLX LP* (NYSE: MPLX) (the "Partnership")
76% LP interest
100% interest
MPLX Operations LLC
MarkWest Energy Partners, L.P.
100% interest
Hardin Street Marine LLC
MPLX Pipe Line Holdings LLC
MPLX Terminal and Storage LLC
100% interest
MarkWest Hydrocarbon, L.L.C.
MarkWest Operating Subsidiaries

- MPC views MPLX as integral to its operations and is aligned with its success and incentivized to grow MPLX
- MPC owns 22% LP interest and 100% of MPLX's GP interest and IDRs

As of Sept 2, 2016

* Preferred convertible securities are included with the public ownership percentage and depicted on an as-converted basis.
All Class B units are owned by M&R MWE Liberty, LLC and included with the public ownership percentage and depicted on an as-converted basis.

35

MPLX Creates Significant Value and Provides Stable Cash Flows  Growth-oriented, diversified MLP with high- quality strategically located assets with leading midstream position  Robust portfolio of organic growth opportunities  Significant commercial synergies and opportunities across value chain  Attractive distribution growth profile over the long term 36 $244 $1,304 0 200 400 600 800 1,000 1,200 1,400 2011 1H 2016 Annualized** $ M M Midstream Segment EBITDA* *EBITDA includes MPLX **To demonstrate the impact of the merger with MarkWest. See appendix for reconciliation

MPC's Substantial MLP-Qualifying Asset Portfolio

~ $1.4 B of estimated annual EBITDA expected to be dropped by the end of 2019



Pipelines

- ~5,400 miles of additional pipelines (owns, leases or has an ownership interest)



Marine

- Equity in 50/50 blue water JV with Crowley



Terminals

- 61 light product; ~20 MMBBL storage; 187 loading lanes
- 18 asphalt; ~4 MMBBL storage; 68 loading lanes
- Utica investments (crude & condensate trucking and truck/barge terminals)



Railcars

- 21 owned and 2,189 leased
- 793 general service; 1,102 high pressure; 315 open-top hoppers



Refineries

- 59 MMBBL storage (tanks and caverns)
- 25 rail loading racks and 26 truck loading racks; 7 owned and 11 non-owned docks
- 2 condensate splitter investments



Fuels Distribution

- 20 B gallons of fuels distribution volume at MPC/Speedway

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MPC’s Strong Liquidity and Capitalization  Committed to maintaining investment grade credit profile for both MPC and MPLX  Operate with prudent leverage and strong liquidity through cycle  Focus on capital allocation, prioritizing projects with superior return and stable cash flow profiles  Provides financial flexibility to fund growth projects and pursue business strategies 38 As of September 30, 2016 ($MM except ratio data) MPC Consolidated MPLX Adjustments* MPC, Excl. MPLX Debt 10,566 4,412 6,154 Mezzanine Equity 1,000 1,000 - Equity 19,957 8,031 11,926 Total Capitalization 31,523 13,443 18,080 Debt-to-Capital Ratio (book) 34% 34% Cash and Cash Equivalents 709 208 501 Debt to LTM Pro Forma Adjusted EBITDA** 2.3x 1.8x *Adjustments for MPLX’s cash, debt and the public portion of MPLX’s equity **Calculated using face value of total debt and pro forma adjusted EBITDA, which is pro forma for the MarkWest acquisition and adjusted for impairments. Refer to appendix for reconciliation

MPLX - Strong Financial Flexibility to Manage and Grow Asset Base 39  Committed to maintaining investment grade credit profile  Completed a $1 B private placement of convertible preferred securities with third-party investors in 2Q 2016  Utilized opportunistic ATM issuances to fund capital needs ($MM except ratio data) As of 9/30/16 Total assets 16,415 Total debt 4,412 Redeemable preferred units 1,000 Total equity 10,154 Consolidated total debt to LTM pro forma adjusted EBITDA ratio(a) 3.5x Remaining capacity available under $2.0 B revolving credit agreement 1,997 Remaining capacity available under $500 MM credit agreement with MPC 500 a)Calculated using face value total debt and last twelve month pro forma Adjusted EBITDA, which is pro forma for acquisitions and excludes impairments. Face value total debt includes approximately $439 MM of unamortized discount and approximately $7 MM of unamortized debt issuance costs as of September 30, 2016.

Reconciliations 40 ($MM) 2011 4Q 2015 2015 1Q 2016 2Q 2016 3Q 2016 3Q 2016 LTM Speedway Segment Income from Operations 271 135 673 167 193 209 704 Plus: Depreciations and Amortization 110 66 254 63 69 71 269 Plus: Lower of Cost or Market Inventory Valuation Charge (Benefit) - 25 25 - (25) - - Speedway Segment Adjusted EBITDA 381 226 952 230 237 280 973 Speedway Segment Adjusted EBITDA to Segment Income from Operations Midstream Segment EBITDA to Segment Income from Operations ($MM) 2011 2Q 2016 YTD 1H 2016 Annualized Midstream Segment Income from Operations 199 368 736 Plus: Depreciation and Amortization 45 284 568 Midstream Segment EBITDA 244 652 1,304

Reconciliation 41 Pro Forma Adjusted EBITDA to Pro Forma Net Income Attributable to MPC ($MM) 2015 2016 LTM 4Q 1Q 2Q 3Q Pro Forma Net Income attributable to MPC(a) 225 1 801 145 1,172 Less: Net interest and other financial income (costs) (139) (142) (137) (141) (559) Add: Net income (loss) attributable to inco noncontrolling interests (33) (79) (18) 74 (56) Provision for income taxes 104 11 395 75 585 Depreciation and amortization 502 490 500 507 1,999 Impairment expense - 129 90 267 486 Inventory market valuation adjustment 370 15 (385) - - Pro Forma Adjusted EBITDA 1,307 709 1,520 1,209 4,745 Less: Pro Forma Adjusted EBITDA related to MPLX 1,254 Pro Forma adjusted EBITDA excluding MPLX 3,491 (a)4Q 2015 pro forma for MarkWest acquisition

Reconciliation 42 Pro Forma Adjusted EBITDA related to MPLX to Pro Forma MPLX Net Income ($MM) 2015 2016 LTM 4Q 1Q 2Q 3Q Pro Forma MPLX Net Income(a) 104 (37) 20 143 230 Less: Net interest and other financial income (costs) (67) (68) (64) (64) (263) Add: Provision for income taxes - (4) (8) - (12) Depreciation and amortization 147 132 137 138 554 Impairment expense - 129 90 - 219 Pro Forma Adjusted EBITDA related to MPLX 318 288 303 345 1,254 (a)4Q 2015 pro forma for MarkWest acquisition